Exhibit 99.1

CHINA HOLDINGS ANNUAL MEETING PLAN APPROVED BY EXCHANGE; AUDIT

OPINION NOTES NOVEMBER 2009 MANDATORY LIQUIDATION DEADLINE

Wilmington, Delaware – May 12, 2009 – China Holdings Acquisition Corp. (NYSE AMEX: HOL), announced that on May 11, 2009, the Company received a notice from the Staff of the NYSE AMEX (the “Exchange”), indicating that the Company was not in compliance with Section 704 of the Exchange’s Company Guide, in that it did not hold an annual meeting of its stockholders during 2008. The Company was afforded the opportunity to submit a plan of compliance to the Exchange and on March 5, 2009, presented its plan to the Exchange. By letter dated May 4, 2009, the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the Company an extension until August 11, 2009 to regain compliance with the continued listing standards. The Company will be subject to periodic review by the Exchange Staff during the extension period. Failure to make progress consistent with the plan to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE AMEX LLC.

As set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Company received an audit opinion from its independent registered public accounting firm, containing a going concern qualification based on the fact that the Company will face a mandatory liquidation on November 21, 2009 if a business combination is not consummated by the Company.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could, “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: future operating or financial results; future growth expectations and acquisitions; uncertainties as to the timing of an acquisition; the continued listing on a securities exchange of the Company’s securities; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisition and integration related issues; and general economic conditions such as inflation or recession. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward looking statements in this press release. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact: China Holdings Acquisition Corp., Mark L. Wilson, 302-295-4832